EXHIBIT 25


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM T-1
                                   --------

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                 OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) X
                                                            -

                                --------------

                        BANK ONE, NATIONAL ASSOCIATION
              (Exact name of trustee as specified in its charter)

    A National Banking Association                      36-0899825
                                                        (I.R.S. employer
                                                        identification number)

1 Bank One Plaza, Chicago, Illinois                     60670-0126
    (Address of principal executive offices)                 (Zip Code)

                        Bank One, National Association
                       1 Bank One Plaza, Suite IL1-0126
                         Chicago, Illinois 60670-0126
                    Attn: Steven M. Wagner, (312) 407-1819
           (Name, address and telephone number of agent for service)


                              ------------------
                              CWABS MASTER TRUST
              (Exact name of obligor as specified in its charter)


         Delaware                                              Applied For
   (State or other jurisdiction of                          (I.R.S. employer
   incorporation or organization)                      identification number)

c/o Wilmington Trust Company
Rodney Square North
Wilmington, Delaware                                        19890-0001
(Address of principal executive offices)                         (Zip Code)



         Revolving Home Equity Loan Asset Backed Notes, Series 2000-D (Title of Indenture Securities)Item 1. General Information. Furnish the
     following information as to the trustee:

                  (a)      Name and address of each examining or
                  supervising authority to which it is subject.

                  Comptroller of Currency, Washington, D.C.;
                  Federal Deposit Insurance Corporation,
                  Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C..

                  (b)      Whether it is authorized to exercise
                  corporate trust powers.

                  The trustee is authorized to exercise corporate trust powers.

Item 2.  Affiliations With the Obligor.  If the obligor
                  is an affiliate of the trustee, describe each such affiliation.

                  No such affiliation exists with the trustee.


Item 16. List of exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

                  1. A copy of the articles of association of the trustee now in effect.*

                  2. A copy of the certificates of authority of the trustee to commence business.*

                  3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                  4.  A copy of the existing by-laws of the trustee.*

                  5.  Not Applicable.

                  6.  The consent of the trustee required by
                      Section 321(b) of the Act.


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                  7.  A copy of the latest report of condition of the
                      trustee published pursuant to law or the requirements of its supervising or examining authority.

                  8.  Not Applicable.

                  9.  Not Applicable.


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 17th day of November, 2000.


                      Bank One, National Association,
                      Trustee

                      By   /s/ Steven M. Wagner
                           Steven M. Wagner
                           First Vice President





* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One, National Association, filed as Exhibit 25 to the Registration Statement on Form S-3 of Household Finance Corporation filed with the Securities and Exchange Commission on March 24, 2000 (Registration No. 333-33240).



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                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT


                                                 November 17, 2000



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between CWABS Master Trust, and Bank One, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                     Very truly yours,

                     Bank One, National Association



                     By:  /s/ Steven M. Wagner
                          Steven M. Wagner
                          First Vice President


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                                                         EXHIBIT 7

Legal Title of Bank:       Bank One, NA            Call Date: 06/30/00  ST-BK:  17-1630 FFIEC 031
Address:                   1 Bank One Plaza, Ste 0303                           Page RC-1
City, State  Zip:          Chicago, IL  60670
FDIC Certificate No.:  0/3/6/1/8
                       ---------

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Consolidated Report of Condition for Insured Commercial
and State-Chartered Savings Banks for June 30, 2000

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet
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                                                                                       Dollar Amounts in thousands        C400
                                                                                                                          ----

                                                                                        RCFD              BIL MIL THOU
                                                                                        ----              ------------


ASSETS
1.  Cash and balances due from depository institutions (from Schedule RC-A):            RCFD
    a. Noninterest-bearing balances and currency and coin(1)............                0081                7,526,899        1.a
    b. Interest-bearing balances(2).....................................                0071                7,575,812        1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)                        1754                        0        2.a
    b. Available-for-sale securities (from Schedule RC-B, column D).....                1773                7,158,535        2.b
3.  Federal funds sold and securities purchased under agreements to resell              1350                8,132,221        3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule                          RCFD
    RC-C)...............................................................                2122               56,784,990        4.a
    b. LESS: Allowance for loan and lease losses........................                3123              812,053,221        4.b
    c. LESS: Allocated transfer risk reserve............................                3128                        0        4.c
    d. Loans and leases, net of unearned income, allowance, and                         RCFD
       reserve (item 4.a minus 4.b and 4.c).............................                2125               55,972,937        4.d
5.  Trading assets (from Schedule RD-D).................................                3545                5,189,518        5.
6.  Premises and fixed assets (including capitalized leases)............                2145                  637,997        6.
7.  Other real estate owned (from Schedule RC-M)........................                2150                    1,695        7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)......................................                2130                  341,140        8.
9.  Customers' liability to this bank on acceptances outstanding                        2155                  497,442        9.
10. Intangible assets (from Schedule RC-M)..............................                2143                  212,828       10.
11. Other assets (from Schedule RC-F)...................................                2160                2,547,817       11.
12. Total assets (sum of items 1 through 11)............................                2170               95,794,841       12.



--------------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

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

Legal Title of Bank:       Bank One, NA            Call Date: 06/30/00  ST-BK:  17-1630 FFIEC 031
Address:                   1 Bank One Plaza, Ste 0303                           Page RC-1
City, State  Zip:          Chicago, IL  60670
FDIC Certificate No.:  0/3/6/1/8
                       ---------

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Schedule RC-Continued

                                                                                       Dollar Amounts in Thousands
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C                                RCON
       from Schedule RC-E, part 1)...................                                       2200               25,536,469    13.a
       (1) Noninterest-bearing(1)....................                                       6631               10,190,185    13.a1
       (2) Interest-bearing..........................                                       6636               15,346,284    13.a2

    b. In foreign offices, Edge and Agreement subsidiaries, and                             RCFN
       IBFs (from Schedule RC-E, part II)...                                                2200               29,886,075    13.b
       (1) Noninterest bearing.......................                                       6631                  968,523    13.b1
       (2) Interest-bearing..........................                                       6636               28,917,552    13.b2
14. Federal funds purchased and securities sold under agreements
    to repurchase:                                                                          RCFD 2800           1,649,139    14
15. a. Demand notes issued to the U.S. Treasury                                             RCON 2840           1,069,021    15.a
    b. Trading Liabilities(from Schedule RC-D).............................                 RCFD 3548           3,406,923    15.b

16. Other borrowed money:                                                                   RCFD
    a. With original maturity of one year or less....                                       2332               18,292,450    16.a
    b. With original  maturity of more than one year.                                       A547                3,396,127    16.b
    c. With original maturity of more than three years..............                        A548                1,122,303    16.c

17. Not applicable
18. Bank's liability on acceptance executed and outstanding                                 2920                  497,442    18.
19. Subordinated notes and debentures................                                       3200                3,400,000    19.
20. Other liabilities (from Schedule RC-G)...........                                       2930                1,786,069    20.
21. Total liabilities (sum of items 13 through 20)...                                       2948               90,042,018    21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus....                                       3838                        0    23.
24. Common stock.....................................                                       3230                  200,858    24.
25. Surplus (exclude all surplus related to preferred stock)                                3839                3,660,673    25.
26.a. Undivided profits and capital reserves.........                                       3632                1,986,539    26.a
   b. Net unrealized holding gains (losses) on available-for-sale
      securities....................................                                        8434                 ( 96,698)   26.b
   c. Accumulated net gains (losses) on cash flow hedges.......                             4336                        0    26.c
27. Cumulative foreign currency translation adjustments                                     3284                    1,451    27.
28. Total equity capital (sum of items 23 through 27)                                       3210                5,752,823    28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28)............                                       3300               95,794,841    29.

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Memorandum
To be reported only with the March Report of Condition.
1.  Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external
    auditors as of any date during  1996  . . . . . . . . . . . . . . . . ...RCFD 6724   /N/A/                             Number
1 = Independent audit of the bank conducted in accordance         4. = Directors' examination of the bank performed by      M.1
    with generally accepted auditing standards by a certified          other external auditors (may be required by
    public accounting firm which submits a report on the bank          state chartering authority)
2 = Independent audit of the bank's parent holding company         5 = Review of the bank's financial statements by
    conducted in accordance with generally accepted auditing           external auditors
    standards by a certified public accounting firm which          6 = Compilation of the bank's financial statements
    submits a report on the consolidated holding company               by external auditors
    (but not on the bank separately)                               7 = Other audit procedures (excluding tax
3 = Directors' examination of the bank conducted in                    preparation work)
    accordance with generally accepted auditing standards          8 = No external audit work
    by a certified public accounting firm (may be required
    by state chartering authority)

-----------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

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